EXPLORATION AND DEVELOPMENT AGREEMENT


     THIS EXPLORATION AND DEVELOPMENT AGREEMENT is made and entered into effective as of November 30, 1997, by and among Silverado Gold Mines Inc., an Alaska corporation, whose address for purposes hereof is 505-1111 W. Georgia Street, Vancouver, British Columbia, Canada V6E 4M3 (hereinafter referred to as "Silverado"), Silverado Gold Mines Ltd., a company incorporated under the laws of the Province of British Columbia, Canada, of which Silverado is a wholly-owned subsidiary, whose address for purposes hereof is the same as that of Silverado (hereinafter referred to as "SGM Ltd."), and Placer Dome U.S. Inc., a California corporation, whose address for purposes hereof is 240 South Rock Boulevard, Suite 117, Reno, Nevada, U.S.A. 89502 (hereinafter referred to as "PDUS"). Silverado, SGM Ltd. and PDUS will be collectively referred to hereinafter as the Parties."

                                    RECITALS

     A. Silverado and SGM Ltd. hold an undivided 100% leasehold interest in or exclusive option to purchase (i) certain state unpatented mining claims situated in the North Star Borough, Fairbanks Mining District, Alaska, as more particularly described in part 1 of Exhibit A attached hereto (the "Range Claims"), pursuant to that certain Working Agreement with Option to Purchase dated August 30, 1980, between Range Minerals Corporation and SGM Ltd., as amended and assigned to Silverado by those Amendments dated May 9, 1990, February 1994 and December 5, 1997; and (ii) certain state unpatented mining claims situated in the North Star Borough, Fairbanks Mining District, Alaska, as more particularly described in part 2 of Exhibit A attached hereto (the "Barelka/May Claims"), pursuant to that certain Agreement for Conditional Purchase and Sale of Mining Property dated May 12, 1979, among Paul L. Barelka, Donald J. May and Mark Thoennes, as vendors, and SGM Ltd., as purchaser. The Barelka/May Claims and the Range Claims will be collectively referred to hereinafter as the "Leased Claims." The Leased Claims, together with all improvements and all easements, rights-of-way, water rights, and all other appurtenances thereto, and together with any interest in real property within the Area of Mutual Interest (as defined in Section 1.3 and depicted on Exhibit
D) will be collectively referred to hereinafter as the "Property.

     B. Silverado is also the owner of an undivided 100% interest in certain machinery, equipment and other items of personal property used on or in connection with the Property, as more particularly described in Exhibit B attached hereto and incorporated herein by reference (collectively, the "Personalty").

     C. Silverado and SGM Ltd. desire to grant to PDUS and PDUS desires to acquire an exclusive right to explore, evaluate and develop the Property and, if warranted, to enter into a mining venture agreement pursuant to which Silverado and PDUS would jointly conduct exploration, development, mining, processing and related activities on the Property, for the consideration and upon the terms and conditions described herein.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of the sum of $400,000 paid to Silverado by PDUS simultaneous with the execution of this Agreement (the
"Initial Payment), and other good and valuable consideration, the receipt and sufficiency of which the Parties hereby confirm and acknowledge, and the mutual promises, covenants, and conditions herein contained and recited, the Parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings assigned to them in this Article 1.

     1. 1 "Acquisition Costs" shall mean costs incurred by PDUS in acquiring property interests within the Area of Mutual Interest, including direct costs and expenses incurred by PDUS in conducting negotiations and due diligence, attorneys' fees, and all moneys paid by PDUS in acquiring and holding such property interests.

     1.2 "Affiliate" shall mean any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a party to this Agreement. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

     1.3 "Area of Mutual Interest" means any interest in real property located within the exterior boundaries of the Property or within two aerial miles from the exterior boundaries of the Property or the Silverado Adjacent Properties (as defined in Section 1.13), but specifically excluding any real property located within the exterior boundaries of the Silverado Adjacent Properties.

     1.4 "Agreement" shall mean this Exploration and Development Agreement, the recitals and all exhibits attached hereto and by this reference incorporated herein.

     1.5 "Anniversary Date" shall mean the date falling one or more years after the Effective Date.

     1.6 "Effective Date" shall mean November 30, 1997.

     1.7 "Evaluation Period" shall mean the period of time commencing on the Effective Date and continuing until PDUS has relinquished its rights hereunder or earned an undivided 51% interest in the Property.

     1.8 Exploration, Development and Related Work" shall mean and include all operations and activities of PDUS on or relating to the Property for purposes of determining ore reserves and mineralization, and for purposes of development of Valuable Minerals from the Property including, without limitation, the right to enter upon the Property for purposes of surveying, exploring, testing, sampling, trenching, bulk sampling, prospecting and drilling for Valuable Minerals, and to construct and use buildings, roads, power and communication lines, and to use so much of the surface of the Property in such manner as PDUS deems necessary to the enjoyment of any rights and privileges to PDUS hereunder or otherwise necessary to effect the purposes of this Agreement.

     1.9 "Exploration and Development Expenses" shall mean and include all costs or fees, expenses, liabilities and charges paid or incurred by PDUS which are related to Exploration, Development and Related Work conducted between October 1, 1997 and the Effective Date or during the Evaluation Period for the purpose of discovery, location, delineation, evaluation or development of Valuable Minerals from the Property, including without limitation:

          (a) All costs and expenses incurred in conducting exploration and prospecting activities, including, without limitation, the preparation of feasibility studies, the active pursuit of required federal, state or local authorizations or permits and the performance of required environmental protection or restoration obligations, the building, maintenance and repair of roads, drill site preparation, drilling, tracking, digging test pits, shaft sinking, acquiring, diverting and/or transporting water necessary for exploration, logging of drill holes and drill core, completion and evaluation of geological, geophysical, geochemical or other exploration data and preparation of interpretive reports, and surveying and laboratory costs and charges (including assays or metallurgical analyses and tests);

          (b) All expenses incurred in conducting development activities on or in connection with the Property, the active pursuit of required federal, state or local authorization or permits and the performance of required environmental protection or restoration obligations, pre-stripping and stripping, the construction and installation of a mill, leach pads or other beneficiation facilities for Valuable Minerals, and other activities, operations or work performed in preparation for the removal of Valuable Minerals from the Property;

          (c) All Acquisition Costs;

          (d) All costs incurred in performing any reclamation, restoration or other work required by any federal, state or local agency or authority;

          (e) Salaries, wages, expenses and benefits of PDUS's employees or consultants engaged in operations relating to the Property, including salaries and fringe benefits of those who are temporarily assigned to and directly employed on work relating to the Property for the periods of time such employees are engaged in such activities and reasonable transportation expenses for all such employees to and from their regular place of work to the Property;

          (f) All costs incurred in connection with the preparation of feasibility studies and economic and technical analyses pertaining to the Property, whether carried out by PDUS or by third parties under contract with PDUS;

          (g) Taxes and assessments, other than income taxes, assessed or levied upon or against the Property or any improvements thereon situated thereon for which PDUS is responsible or for which PDUS reimburses Silverado;

          (h) Costs of material, equipment and supplies acquired, leased or hired, for use in conducting exploration or development operations relating to the Property; provided, however, that equipment owned and supplied by PDUS shall be chargeable at rates no greater than the most favorable rental rates available in the area of the Property;

          (i) Costs and expenses of establishing and maintaining field offices, camps and housing facilities;

          (j) Costs incurred by PDUS in examining and curing title to any part of the Property or any interest in real property within the Area of Mutual Interest, in maintaining the Property or any interest in real property within the Area of Mutual Interest whether through the performance of assessment work or otherwise, in making required payments under the Leases, in making the payments referred to in Section 2.7, in satisfying surface use or damage obligations to landowners, or in conducting any analyses of the environmental conditions at the Property;

          (k) An additional 10% as overhead on all costs and expenses described in (a) through (j) above; and

          (l) Any other reasonable cost or expense which may be specifically identified as qualifying as an Exploration and Development Expenditure.

     1.10 "Leases" shall mean the mining leases or option agreements covering the Leased Claims, as more particularly described in Recital A and parts 1 and 2 of Exhibit A.

     1.11 "Minimum Work Requirement" shall mean expenditure of required minimum amounts of Exploration and Development Expenses during any applicable Annual Period or the entirety of the Evaluation Period, as set forth in Section 2.3(a), or payment of any applicable sums in lieu thereof by PDUS pursuant to Section 2.3(b) or (c) hereof.

     1.12 "Mining Venture Agreement" shall mean the mining venture agreement, together with all attachments thereto, a copy of which is attached to this Agreement as Exhibit C, under which Silverado and PDUS may conduct exploration, development, mining, and production operations on the Property.

     1.13 "Silverado Adjacent Properties" shall mean all of the existing state unpatented mining claims or other interests in real property owned by or in the control of Silverado or SGM Ltd. within the area described on the attached Exhibit D as the "Silverado Adjacent Properties," but not including any of the claims listed on Exhibit A.

     1.14 "Valuable Minerals" shall mean all ores, minerals, mineral deposits or mineral substances of every kind or character located in, on or under the Property.

     1.15 "$" shall mean United States currency.


                                    ARTICLE 2
                                 GRANT OF RIGHTS

     2.1 Rights Granted. Silverado and SGM Ltd. hereby grant to PDUS the exclusive right to enter upon the Property during the Evaluation Period for the purpose of conducting Exploration, Development and Related Work, and the right to earn an undivided 51% interest in the Property by (a) making the cash payment referred to in Section 2.2; (b) incurring a total of $10,000,000 in Exploration and Development Expenses as set forth in Section 2.3(a) or making the cash payments referred to in or pursuant to Section 2.3(b) during the Evaluation Period; and (c) by purchasing a certain minimum number of shares of common stock of SGM Ltd, as set forth in Section 2.4.

     2.2 Cash Payment. Upon execution of this Agreement, PDUS has paid Silverado the sum of $400,000.


     2.3 Minimum Work Requirement.

          (a) Exploration and Development Expenses. Upon the terms and conditions set forth herein, PDUS shall have the obligation during each Annual Period to incur Exploration and Development Expenses in the minimum amount set forth in Table A below or to make the payment described in Section 2.3(b). "Annual Period" shall mean each period of one year during the term of this Agreement which commences on the date of this Agreement or on an anniversary of such date. Each anniversary of the Effective Date shall be referred to hereinafter as an "Anniversary Date." Any Exploration and Development Expenses incurred by PDUS in excess of the minimum amounts set forth in the table during any Annual Period may be carried forward by PDUS and shall apply as a credit toward Exploration and Development Expenses in subsequent Annual Periods.

                                     TABLE A
                              Minimum Work Schedule
Time Period                                           Minimum Work Requirement
-----------                                           ------------------------
                                                      In U.S. $

A. From the Effective Date through November30, 1998   1.0 million

B. December 1, 1998 -November 30, 1999                1.5 million

C. December 1, 1999-November 30, 2000                 2.0 million

D. December 1, 2000 -November 30, 2001                2.5 million

E. December 1, 2001 -November 30, 2002                3 million
                                                      -----------

                                                      10 million


          (b) In Lieu Payments. If PDUS fails or elects not to attain the Minimum Work Requirement during any Annual Period, and if such failure is not excused by force majeure, then, in order to keep this Agreement in full force and effect, within 30 days after the end of such Annual Period, PDUS may elect to make a payment to Silverado which shall equal the sum of the required minimum amount of Exploration and Development Expenses for the Annual Period in question less the Exploration and Development Expenses incurred by PDUS during such Annual Period. Any such payment shall satisfy the Minimum Work Requirement for the Annual Period to which the payment relates. For the purpose of determining whether PDUS has earned a 51% interest in the Property pursuant to Section 2.1, PDUS shall be deemed to have incurred Exploration and Development Expenses in an amount equal to the Exploration and Development Expenses incurred by it plus any cash payments made by it pursuant to this Section 2.3(b) or pursuant to Section 2.3(c) below.

          (c) Proof of Expenditures. PDUS shall provide Silverado with a written statement of Exploration and Development Expenditures, certified as being complete and accurate by PDUS, within sixty days after the end of each Annual Period, and shall make available for review by Silverado during normal business hours, for a period of six months after the end of each Annual Period, backup invoices, statements and the like verifying such expenditures promptly upon Silverado's written request. In connection with such a review, PDUS may satisfy any annual Minimum Work Requirement obligation by the payment to Silverado of any agreed-upon deficiency within thirty days after any reported expenditure has later been determined not to be a valid Exploration and Development Expenditure, or the amount of required Exploration and Development Expenditures has later been determined to be deficient.

     2.4 Stock Purchase Requirement. In order to retain its right to earn a 51% interest in the Property, PDUS shall have the obligation, not later than twenty days before each Anniversary Date of this Agreement, to notify Silverado of its intent to purchase a certain minimum number of shares of common stock of SGM Ltd. (collectively, the Stock), as set forth in Table B below. All such purchases of Stock shall be completed as soon as practicable after the receipt by Silverado of PDUS's notice of its election to purchase the Stock, and the transfer of the required payment and certificates representing the number of shares of Stock purchased shall occur on a date mutually agreeable to the parties, but in any event not later than November 30th of the year in question.

                                     TABLE B
                             Stock Purchase Schedule


                                         Stock
                                         -----
                                         No. of shares&
                                         Purchasing Price
     Time Period                         In U.S. $
     -----------
     A. On or before November 30, 1998   1.0 million - 0.70

     B. On or before November 30, 1999   l.0 million - 1.25

     C. On or before November 30, 2000   1.0 million - 1.50

     D. On or before November 30, 2001   1.0 million - 2.00
                                         ------------------
                                         4 million shares at a total
                                         price of $5,450,000

     2.5 Right to Enter into Mining Venture Agreement. Upon completion of the Minimum Work Requirement set forth in Section 2.3 above and completion of the purchase of the Stock as set forth in Section 2.4 above, PDUS shall earn, acquire and receive from Silverado an undivided 51% of Silverado's and SGM Ltd.'s interest in the Property, as follows: Upon such completion, PDUS shall promptly give Silverado notice of same (in accordance with Article 7) and, within 15 days after the date of Silverado's receipt of such notice, Silverado and SGM Ltd. shall execute and deliver to PDUS recordable conveyances of an undivided 51% of Silverado's and SGM Ltd.'s interest in the Leased Claims, the Leases and the Personalty, in the forms of (a) the Assignment set forth as Exhibit E attached hereto and incorporated herein by reference (as to Silverado's interest in the Leased Claims and the Leases); and (b) the Bill of Sale set forth as Exhibit F attached hereto and incorporated herein by reference (as to the Personalty). In addition, within 5 days after the date PDUS receives such conveyance documents, the Parties shall execute and deliver the Mining Venture Agreement. Execution of the Mining Venture Agreement shall constitute the termination of this Agreement, and thereafter the rights and obligations of the Parties with respect to the Property shall be governed only by the Mining Venture Agreement. The Parties hereby agree that PDUS may, in its sole discretion, accelerate the schedule for completion of its Minimum Work Requirement, and in that event, PDUS may accelerate its earning of 51% of Silverado's and SGM Ltd.'s interest in the Property by purchasing the remaining required amounts of Stock, at the price(s) set forth in Table B. Once PDUS has completed its Minimum Work Requirement and completed its purchase of the Stock, PDUS shall be deemed irrevocably and immediately, subject to the provisions of this Section 2.5, vested in an undivided 51% of Silverado's and SGM Ltd.'s interest in the Property.

     2.6 Failure to Complete Minimum Work Requirement or Stock Purchase.

          (a) In the event PDUS elects (which it may choose to do in its sole discretion) not to complete the Minimum Work Requirement as defined in Section
2.3 above, PDUS shall give Silverado written notice of such election, and this Agreement, upon written notice from Silverado to PDUS, shall be conclusively deemed terminated in accordance with Article 9; provided, however, that if PDUS does not complete its Minimum Work Requirement for the first Annual Period (and such lack of completion does not result from the determination of a deficiency as described in Section 2.3(c), which deficiency is rectified by PDUS as contemplated therein) and this Agreement terminates, PDUS shall pay to Silverado the difference between the Exploration and Development Expenses actually incurred by PDUS during the first Annual Period and $1,000,000; and provided further that if PDUS has not terminated this Agreement prior to the commencement of any subsequent Annual Period, then it will be obligated to incur at least $200,000 in Exploration and Development Expenses during that Annual Period, and if this Agreement terminates during that Annual Period, PDUS shall pay to Silverado the difference between the Exploration and Development Expenses actually incurred by PDUS during the Annual Period in question and $200,000.

          (b) In the event PDUS fails to purchase the required amount of Stock by the required date as set forth in Section 2.4, this Agreement shall be conclusively deemed terminated upon notice from Silverado to PDUS in accordance with Article 9.

          (c) Other than as set forth in this Section 2.6, Silverado expressly agrees that PDUS shall not be liable for any actual, incidental or consequential damages incurred by Silverado or SGM Ltd. as a direct or indirect result of PDUS's failure to (i) satisfy all or part of its Minimum Work Requirement or
(ii) purchase the required amounts of Stock.

     2.7 Additional Property. Pursuant to the terms of that Agreement between Alaska Gold Company and Silverado dated October 30, 1997, Silverado has purchased certain mining equipment, patented mining claims, and state unpatented mining claims (the "Sheep Creek Property"), as depicted on Exhibit D and more particularly described in Exhibit G attached hereto and incorporated herein by reference. At any time after the first Anniversary Date of this Agreement, PDUS shall have the option to notify Silverado of PDUS's desire to include the Sheep Creek Property in this Agreement. Upon Silverado's receipt of such notice from PDUS, the Sheep Creek Property shall be deemed included within the Property subject to this

Agreement. Regardless of whether PDUS has made such an election, if the Agreement remains in effect, PDUS shall reimburse Silverado, not later than thirty business days after the first Anniversary Date, for 70% of the $80,000 in payments made by Silverado to Alaska Gold Company pursuant to that Agreement on October 30, 1997 and October 30, 1998, and, if the Agreement remains in effect, PDUS shall reimburse Silverado, not later than thirty business days after the second Anniversary Date, for 70% of the third $40,000 payment made by Silverado to Alaska Gold Company pursuant to that Agreement. Unless and until PDUS provides notice to Silverado of its election to include the Sheep Creek Property in the Property, all payments made by PDUS to Silverado pursuant to this Section
2.7 shall be deemed additional consideration for Silverado's entering into this Agreement, and PDUS shall have no ownership or any other interest in and no obligations or liabilities pertaining to the Sheep Creek Property. During the first year of the Evaluation Period, Silverado shall (a) make available to PDUS for its review all data and information pertaining to the Sheep Creek Property in Silverado's possession or generated by or on behalf of Silverado, and (b) allow PDUS access to the Sheep Creek Property for purposes of conducting work in the nature of Exploration, Development and Related Work. PDUS shall conduct all such work on the Sheep Creek Property in compliance with applicable laws, rules and regulations and shall share the results of any such work with Silverado.

     2.8 Geological and Other Data. Upon execution of this Agreement, Silverado shall make available to PDUS all records, information and data in its possession or reasonably available to it relating to title to the Property or environmental conditions at or pertaining to the Property, and all maps, assays, surveys, technical reports, drill logs, samples, mine, mill, processing and smelter records, and metallurgical, geological, geophysical, geochemical, and engineering data, and interpretive reports derived therefrom, concerning the Property, and PDUS, at its sole risk and expense, may from time to time use Silverado's facilities at its offices and data center at the Silverado Adjacent Properties to copy any such records, information and data that PDUS desires. No original records, information or data shall be removed from Silverado's offices or the data center at the Silverado Adjacent Properties. Silverado makes no representation or warranty as to the accuracy, reliability or completeness of any such records, information or data, and PDUS shall rely on the same at its sole risk. In addition to the foregoing, Silverado shall make available for review (but not copying) by PDUS, at reasonable times mutually agreeable to the parties and from time to time during the Evaluation Period, all data and information of the nature described in this Section 2.8 in Silverado's possession or available to it concerning the Silverado Adjacent Properties.


                                    ARTICLE 3
                   RIGHTS OF PDUS DURING THE EVALUATION PERIOD

     3.1 PDUS's Rights. During the Evaluation Period, PDUS's rights shall include, without limitation, the following:

          (a) PDUS may carry out such operations at the Property during the Evaluation Period as it may, in its sole discretion, determine to be warranted, and PDUS shall have exclusive control of all exploration and development operations on or for the benefit of the Property, and of any and all equipment, supplies, machinery or other assets purchased or otherwise acquired in connection with such exploration or development operations; and

          (b) PDUS's rights shall include all other rights necessary or incident to or for its performance of its operations hereunder, including, but not limited to the authority to apply for all necessary permits, licenses and other approvals from the United States of America, the State of Alaska or any other governmental or other entity having regulatory authority over any part of the Property.

          (c) PDUS shall have the exclusive right (to the extent permitted under the Leases and with the prior written consent of Silverado, which consent shall not be unreasonably withheld) to relocate, amend, apply for leases from the State of Alaska, defend contests or adverse suits and negotiate settlement thereof with respect to any or all of the Leased Claims, and Silverado shall cooperate with PDUS and shall execute any and all documents necessary or desirable in the opinion of PDUS to further such amendments, relocations, lease applications, contests, adverse suits or settlements. PDUS shall not be liable in any manner whatsoever to Silverado for the loss of any Leased Claim as a result of such amendment, relocation, contests or adverse suits, except for PDUS' negligence.


                                    ARTICLE 4
                OBLIGATIONS OF PDUS DURING THE EVALUATION PERIOD

     4.1 Conduct of Operations by PDUS at the Property. All of the work which may be performed by PDUS hereunder shall be performed in accordance with good mining practices, but the timing, nature, manner and extent of any exploration, development or any other operations or activities hereunder shall be in the sole discretion of PDUS, and there shall be no implied covenant to begin or continue any such operations or activities.

     4.2 Indemnity. Except as to damages sustained by Silverado while on the Property pursuant to Section 4.5, PDUS agrees to indemnify and hold Silverado harmless from and against any loss, liability, expense or damage it may incur to third persons or corporations for injury to or death of persons or damage to property which is the result of PDUS conducting any operations at the Property during the Evaluation Period.

     4.3 Insurance. PDUS agrees to carry such insurance, covering all persons working at or on the Property for PDUS, as will fully comply with the requirements of the statutes of the State of Alaska pertaining to worker's compensation and occupational disease and disabilities as are now in force or as may be hereafter amended or enacted. In addition, during the Evaluation Period PDUS agrees to carry liability insurance with respect to its operations at the Property in reasonable amounts in accordance with accepted industry practices.

     4.4 Compliance with Laws. PDUS agrees to conduct and perform all of its operations at the Property during the Evaluation Period in substantial compliance with all valid and applicable federal, state and local laws, rules and regulations, including, without limitation, such laws, rules and regulations pertaining to social security, unemployment compensation, wages and hours and conditions of labor, and PDUS shall indemnify and hold Silverado harmless from payment of any damages occasioned by PDUS's failure to comply with said laws.

     4.5 Inspection. During the Evaluation Period, Silverado and its authorized agents, at Silverado's sole risk and expense, shall have the right, exercisable during regular business hours, at a mutually convenient time, in compliance with PDUS's safety rules and regulations, and in a reasonable manner so as not to interfere with PDUS's operations, to go upon the Property for the purpose of confirming that PDUS is conducting its operations in the manner required by this Agreement. Silverado shall indemnify and hold PDUS harmless from all claims for damages arising out of any death, personal injury or property damage sustained by Silverado, its agents or employees, while in or upon the Property, whether or not Silverado, its agents or employees are in or upon the Property pursuant to this Section 4.5, unless such death, injury or damage is due to PDUS's gross negligence or wilIful misconduct. If requested by PDUS, Silverado, its agents and employees will confirm in writing their waiver of claims against PDUS.

     4.6 Taxes. During the Evaluation Period, PDUS, shall, within thirty days after receipt of evidence of payment, reimburse Silverado for payment of all taxes levied or assessed upon or against the Property and any facilities or improvements located thereon, excluding severance and income taxes. Silverado shall be responsible in the first instance for the timely and proper payment of all such taxes not later than thirty days prior to the date such payments are due, and shall provide PDUS with evidence of such payment within five days thereafter. If Silverado does not timely provide such evidence, PDUS may pay such taxes on Silverado's behalf.

     4.7 Liens and Encumbrances. PDUS shall keep the title to the Property free and clear of all liens and encumbrances resulting from its operations hereunder; provided, however, that PDUS may refuse to pay any claims asserted against it which it disputes in good faith. At its sole cost and expense, PDUS shall contest any suit, demand or action commenced to enforce such a claim and, if the suit, demand or action is decided by a court or other authority of ultimate and final jurisdiction against PDUS or the Property, PDUS shall promptly pay the judgment and shall post any bond and take all other action necessary to prevent any sale or loss of the Property or any part thereof.

     4.8 Reclamation and Remediation. If this Agreement is terminated and the Parties do not enter into the Mining Venture Agreement, PDUS shall reclaim the surface of the Property, and perform remediation work as to the subsurface of the Property, to the extent disturbed by PDUS during the Evaluation Period, in accordance with applicable federal and state laws, rules and regulations. Silverado hereby agrees to grant to PDUS such access to the Property following termination as is reasonably necessary to complete such reclamation and restoration work. In the event this Agreement is terminated and Silverado has identified any particular portions of the

Property disturbed by PDUS which Silverado desires to work on, and in connection therewith desires that PDUS refrain from performing required restoration or reclamation work, Silverado shall provide written notice to PDUS, identifying those parcels, and PDUS agrees to negotiate with Silverado in good faith as to the possibility of leaving those parcels unreclaimed (provided that, at a minimum, Silverado will agree to replace all bonds or other surety posted by PDUS in connection with required reclamation and remediation work on such parcels, and Silverado will indemnify PDUS for any costs, losses, claims or damages arising from Silverado's failure to subsequently perform required reclamation and restoration work on those parcels in accordance with applicable federal, state and local laws, rules and regulations).

     4.9 Claim Maintenance Fees and Maintenance of Title. PDUS shall be obligated to perform all required assessment work and pay all rental fees required to be paid during the Evaluation Period in order to maintain the Leased Claims (and any mining claims acquired within the Area of Mutual Interest) in good standing, and to make all required filings and recordings associated therewith. PDUS shall have no liability for the loss of any Leased Claims (or any mining claims acquired within the Area of Mutual Interest), whether through third party relocation, governmental action or operation of law, as the result of a deficiency in the performance of assessment work, so long as the assessment work actually performed by PDUS during the Evaluation Period is performed in good faith and in accordance with industry standards, and is of such a character and value as could reasonably be expected to satisfy the requirements of the mining laws of the United States or the State of Alaska. In addition, PDUS shall make all required payments under the Leases during the Evaluation Period, and shall take all such other actions as it believes necessary to preserve, perfect, or maintain title to the Leased Claims (and any mining claims acquired within the Area of Mutual Interest) during the Evaluation Period, and shall pay such fees, rentals, royalties and renewal payments or other charges as it reasonably deems necessary to do so; provided, however, that PDUS shall not be liable for the loss of any of the Leased Claims (or any mining claims acquired within the Area of Mutual Interest), whether through third party relocation, governmental action or operation of law, resulting from any defect in title (including without limitation failure to adhere to the required location procedures or claim maintenance requirements) not created by PDUS.


                                    ARTICLE 5
            REPRESENTATIONS AND WARRANTIES OF SILVERADO AND SGM LTD.

     5.1 Representations and Warranties. Silverado and SGM Ltd. jointly and severally represent and warrant to PDUS as of the date hereof as follows, and covenant that these representations and warranties will be true and correct through the Evaluation Period:

          (a) Organization and Standing. Silverado is a corporation duly organized, validly existing, and in good standing under the laws of the State of Alaska. SGM Ltd. is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia, Canada.

          (b) Corporate Power. Each of Silverado and SGM Ltd. has the requisite power and authority (i) to enter into this Agreement and all other agreements contemplated hereby, and (ii) to carry out and perform its obligations under the terms and provisions of this Agreement and all agreements contemplated hereby.

          (c) Authorization. All requisite corporate action on the part of Silverado and SGM Ltd., and their officers, directors, and shareholders, necessary for the execution, delivery, and performance of this Agreement and all other agreements of Silverado and SGM Ltd. contemplated hereby, have been taken. This Agreement and all agreements and instruments contemplated hereby are, and when executed and delivered, will be, legal, valid, and binding obligations of Silverado and SGM Ltd. enforceable against Silverado and SGM Ltd. in accordance with their respective terms. The execution, delivery and performance of this Agreement will not violate any provision of law; any order of any court or other agency of government; or any provision of any indenture, agreement or other instrument to which Silverado or SGM Ltd. is a party or by which its properties or assets are bound; or be in conflict with, result in a breach of or constitute (with due notice and lapse of time) a default under any such indenture, agreement or other instrument. There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on Silverado or SGM Ltd. which would be contravened by the execution, delivery, performance, or enforcement of this Agreement or any instrument or agreement required hereunder. Notwithstanding the foregoing, no representation is made as to (i) the remedy of specific performance or other equitable remedies for the enforcement of this Agreement or any other agreement contemplated hereby or (ii) rights to indemnity under this Agreement for securities law liability. Additionally, this representation is limited by applicable bankruptcy, insolvency, moratorium, and other similar laws affecting generally the rights and remedies of creditors and secured parties.

          (d) Royalties. Except as set forth in the Leases, there are no royalties or other burdens on production affecting the Property.

          (e) Permits and Licenses. Silverado has obtained all permits, licenses, approvals, authorizations and qualifications of all federal, state and local authorities required for it to carry on its operations at or on the Property. Silverado is not in violation of and has no liability (other than liability for compliance with existing permits and laws, including but not limited to performance of reclamation) under any statute, rule or regulation of any governmental authority applicable to the Property, other than violations or liability, if any, which have not resulted and will not at any time result in any material loss or liability.

          (f) Title to the Leased Claims.

               (i) Silverado and SGM Ltd. represent that Silverado is in exclusive possession of and holds either an undivided 1 00% leasehold interest in or an exclusive option to purchase the Leased Claims. Silverado and SGM Ltd. further represent and warrant that, to the best of their knowledge, (A) the Leased Claims were properly located and monumented; (B) location notices and certificates have been properly posted and recorded for each of the Leased Claims; (C) all filings required to maintain the Leased Claims in good standing, including evidence of annual assessment work, have been timely and properly made; (D) assessment work, performed reasonably and in good faith in accordance with accepted industry practice, which Silverado believes was sufficient to satisfy all requirements for holding the Leased Claims was performed through the assessment year ending September 1, 1997; (E) all required annual rental payments necessary to maintain the Leased Claims through the assessment year ending September 1, 1998, have been timely and properly made to the State of Alaska; and (F) the lessors under the Leases own an undivided 1 00% interest in the Leased Claims.

               (ii) Silverado and SGM Ltd. represent and warrant that the Leased Claims are free and clear of all liens and encumbrances including any lease, right or license, except taxes not yet due and payable, arising by, through or under Silverado or SGM Ltd., and, to the best of their knowledge, any other third party.

               (iii) Silverado makes no representation or warranty whatsoever, express or implied, as to the existence of any discovery of Valuable Minerals on any of the Leased Claims.

               (iv) Silverado and SGM Ltd. have conducted all of their operations on the Leased Claims in compliance with the Leases, the Leases are in frill force and effect, and there are no defaults or events that could give rise to a default in existence thereunder.

          (g) Environmental Compliance. To the best of the knowledge of Silverado and SGM Ltd., there is no condition or activity at the Property which constitutes a nuisance or which would result in a violation of or liability under applicable federal, state or local laws, orders, regulations, directives or restrictions concerning protection of the environment or health and safety. Silverado has not received any notice of violation or any consent order issued under applicable federal, state or local laws, orders, regulations, directives or restrictions concerning protection of, the environment and health and safety to which the Property or Silverado's operations thereon are now subject or may become subject. There are no pending or, to the best of the knowledge of Silverado or SGM Ltd., threatened proceedings by or before any court or other governmental authority with respect to operations on or the ownership of the Property alleged to be, or to have been, in violation of, or to be the basis of liability under, any federal, state or local law, order, rule, regulation, ordinance, directive or restriction concerning protection of the environment or health and safety, and Silverado and SGM Ltd. are not aware of any "release" of any "hazardous substance" (as those terms are defined in the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended) at, from or affecting the Property.

          (h) Material Contracts and Commitments. Silverado has performed all material obligations required to be performed by it under any contracts and commitments affecting the Property to which it is a Party, and is not in default, and will not be in default as a result of the consummation of the transactions contemplated herein, under any contract, agreement, commitment, mortgage, indenture, loan agreement, lease, license, or other instrument to which it is a Party, including, without limitation, the Leases. True and correct copies of all such agreements and commitments, as amended, have been provided to PDUS.

          (i) Legality. Silverado is not in material violation of any law, rule, ordinance, or other governmental regulation, including, without limitation, those relating to zoning, condemnation, mining, reclamation, environmental matters, equal employment, and federal, state, or local health and safety laws, rules, and regulations, the lack of compliance with which could materially adversely affect the Property.

          (j) Litigation and Claims. To the best of knowledge of Silverado and SGM Ltd., there are no actions, suits or proceedings pending or threatened against or affecting the Property, including any actions, suits, or proceedings being prosecuted by any federal, state or local department, commission, board, bureau, agency, or instrumentality. To the best of knowledge of Silverado and SGM Ltd., Silverado is not subject to any order, writ, injunction, judgment or decree of any court or any federal, state or local department, commission, board, bureau, agency, or instrumentality which relates to the Property.

          (k) Consents. Silverado and SGM Ltd. have obtained all consents, approvals, authorizations, declarations, or filings required by any federal, state, local, or other authority, stock exchange or any other third party, including, without limitation, any consents required under the Leases, in connection with the valid execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

          (l) Taxes. All federal, state and local excise, property and other taxes and assessments pertaining to or assessed against the Property have been timely and properly paid.

          (m) Brokerage or Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Silverado and SGM Ltd. in such manner as not to give rise to any valid claim against PDUS or any other third party for a brokerage commission, finder's fee, or other fee or commission arising by reason of the transactions contemplated by this Agreement.

          (n) The Stock. On the date of this Agreement, the authorized capital stock of SGM Ltd. consists of 100,000,000 Cmmon Stock, 75,077,493 shares of which are issued and outstanding and none of which are held in SGM Ltd.'s treasury. SGM Ltd. has outstanding convertible debentures, warrants, stock options and contracts convertible or exchangeable for an aggregate of 10,232,923 shares of its capital stock. The Stock has been duly authorized for issuance and reserved therefor and, when issued, all of the Shares shall be validly issued, fully paid and nonassessable shares of freely tradeable capital stock of SGM Ltd., free and clear of all liens, charges and encumbrances. There does not exist any preemptive right in favor of any person with respect to the Stock.

          (o) U.S. Reports. Since November 30, 1994, and through the Closing Date, SGM Ltd. has, to the best of its knowledge, filed all required forms, reports and documents with the U.S. Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied as to their respective filing dates and, if applicable, effective dates in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder. None of such forms, reports or documents, including, without limitation, any financial statements or schedules included therein, at the time filed or at the time effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (p) Reporting Issuer. SGM Ltd. is a reporting issuer under the provisions of the Securities Act (British Columbia) and is not in default of any of the requirements of said Act relating to continuous disclosure. Since January 1, 1994, SGM Ltd. has to the best of its knowledge filed with the applicable provincial securities law authorities all forms, reports, schedules, definitive proxy statements and other documents (the "Reports") required to be filed by SGM Ltd. and has made copies of such documents available to PDUS. As of their respective dates, the Reports complied in all material respects with the applicable requirements of the Canadian and provincial laws, rules and regulations applicable to such Reports, and, as of their respective dates, none of the Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Report has been revised or superseded by a later Report filed and publicly available prior to the date of this Agreement (a "Filed Document"), none of the Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of SGM Ltd. included in the Reports comply as to form in all material respects with applicable accounting requirements, have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of SGM Ltd. and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed
Documents, neither SGM Ltd. nor any of its subsidiaries has any material liabilities, debts or obligations (whether accrued, absolute, contingent or otherwise) required to be set forth on a consolidated balance sheet of SGM Ltd. and its consolidated subsidiaries or in the notes thereto.

          (q) Absence of Certain Changes. Since November 30, 1996 and through the Effective Date, except as set forth in Section 5.1(r) below, there has not been:

               (i) any material adverse change, however caused, in the business, assets, liabilities (actual or contingent), results of operations, prospects, financial or other condition or operations of SGM Ltd.;

               (ii) any change in SGM Ltd.'s authorized or actual equity capitalization;

               (iii) any damage, destruction or casualty loss, materially and adversely affecting the business, assets, liabilities (actual or contingent), results of operations, prospects, or financial or other condition or operations of SGM Ltd., whether or not insured;

               (iv) any incurrence of long-term debt or any other material liability or obligation, actual or contingent, other than current liabilities incurred in the ordinary and usual course of business consistent with past practices;

               (v) entry into, or agreement or commitment to enter into, any agreement, commitment or transaction (including, without limitation, any borrowing, capital expenditure or financing or any amendment, modification or termination of any existing agreement, commitment or transaction) other than in the ordinary and usual course of business consistent with past practices; or

               (vi) any agreement with respect to any of the foregoing.

          (r) Presence of Certain Changes. After November 30, 1996, Silverado entered into agreements by which it purchased the Ester Dome LaTeko property in the Fairbanks Mining District, Alaska and Silverado located 40 additional unpatented mining claims at the Nolan property in the Wiseman Mining District, Alaska.

          (s) Representations. No statements, warranties, or representations made by Silverado or SGM Ltd. herein contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were or will be made, not misleading.


                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF PDUS

     6.1 Representations and Warranties of PDUS. PDUS represents and warrants to Silverado as of the date hereof as follows, and covenants that if the Option is exercised these representations and warranties will be true and correct on the Closing Date:

          (a) Organization and Standing. PDUS is a corporation duly organized, validly existing, and in good standing under the laws of the State of California.

          (b) Qualification. PDUS is duly qualified to do business in the State of Alaska.

          (c) Corporate Power. PDUS has the requisite corporate power and authority (i) to enter into this Agreement and all other agreements contemplated hereby, and (ii) to carry out and perform its obligations under the terms and provisions of this Agreement and all agreements contemplated hereby.

          (d) Authorization. All requisite corporate action on the part of PDUS, and its officers and directors, necessary for the execution, delivery and performance of this Agreement and all other agreements of PDUS contemplated hereby have been taken. This Agreement and all agreements and instruments contemplated hereby, when executed and delivered by PDUS, will be the legal, valid, and binding obligations of PDUS enforceable against PDUS in accordance with their terms. The execution, delivery and performance of this Agreement will not violate any provision of law; any order of any court or other agency of government; or any provision of any indenture, agreement or other instrument to which PDUS is a Party or by which its properties or assets are bound; or be in conflict with, result in a breach of or constitute (with due notice and lapse of time) a default under any such indenture, agreement or other instrument. There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on PDUS which would be contravened by the execution, delivery, performance or enforcement of this Agreement or any instrument or agreement required hereunder. Notwithstanding the foregoing, no representation is made as to (i) the remedy of specific performance or other equitable remedies for the enforcement of this Agreement or any other agreement contemplated hereby or (ii) rights to indemnity under this Agreement for securities law liability. Additionally, this representation is limited by applicable bankruptcy, insolvency, moratorium, and other similar laws affecting generally the rights and remedies of creditors and secured parties.

          (e) Brokerage or Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by PDUS in such manner as not to give rise to any valid claim against Silverado or any third party for a brokerage commission, finder's fee or other fee or commission arising by reason of the transactions contemplated by this Agreement.

          (f) Representations. No statements, warranties or representations made by PDUS herein contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statement made in light of the circumstances under which such statements were made or will be made, not misleading.


                                    ARTICLE 7
                                     NOTICES

     7.1 Notices. All notices given in connection herewith shall be in writing, and all such notices and deliveries to be made pursuant hereto shall be given or made in person, by certified or registered mail, by reputable overnight courier, or by facsimile acknowledged upon receipt. Such notices and deliveries shall be deemed to have been duly given and received when actually delivered in person or sent by facsimile (during normal business hours), on the next business day following the date they are sent by courier, or three business days after registered or certified mailing when deposited in a receptacle for United States or Canadian mail, postage prepaid, and addressed as follows:

                  (a)      If to PDUS:

                           Placer Dome U.S. Inc.
                           240 South Rock Boulevard
                           Suite 117
                           Reno, Nevada 89502
                           Facsimile No.: (702) 856-7509
                           Attention:  Land and Legal Department

                           with a copy to:

                           Placer Dome U.S. Inc.
                           Suite 600-1055 Dunsmuir Street
                           Vancouver, British Columbia, Canada
                           V7X 1L3
                           Attention:  Secretary and General Counsel

                  (b)      If to Silverado:

                           Silverado Gold Mines Inc.
                           505-1111 W. Georgia Street
                           Vancouver, British Columbia
                           CANADA V6E 4M3
                           Facsimile No.: (604) 682-3519
                           Attention:  Chairman

                           with a copy to:

                           Davis & Company
                           2800-Park Place
                           666 Burrard Street
                           Vancouver, British Columbia
                           CANADA V6C 2Z7
                           Facsimile No.: (604) 605-3539
                           Attention:  Robert B.D. Swift

                                    ARTICLE 8
                                 INDEMNIFICATION

     8.1 By SGM Ltd. and Silverado. SGM Ltd. and Silverado agree to defend, indemnify and hold harmless PDUS, its successors, affiliates, assigns, officers, directors and employees from and against any and all claims, actions, suits, losses, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees, arising out of or related to (i) any breach by SGM Ltd. or Silverado of any representation, covenant or warranty set forth herein, (ii) any activities conducted by Silverado on or in connection with the Property prior to the date of execution of the Mining Venture Agreement, or (iii) any activities conducted by Silverado on any properties adjacent to the Property; provided, however, that Silverado's indemnification obligation as to activities conducted on adjacent properties as set forth in subsection (iii) above shall terminate to the extent such adjacent properties are located within the Silverado Adjacent Properties and are purchased by PDUS pursuant to Section 11.2.

     8.2 By PDUS. PDUS agrees to defend, indemnify and hold harmless Silverado, its successors, affiliates, assigns, officers, directors and employees from and against any and all claims, actions, suits, losses, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees, arising out of or related to (i) any breach by PDUS of any representation, covenant or warranty set forth herein, or (ii) any activities conducted by PDUS on or in connection with the Property prior to the Effective Date and during the Evaluation Period.

     8.3 Notification. Any Party who has a claim giving rise to indemnification liability pursuant to this Agreement (an "Indemnified Party") which results from a claim by a third Party shall give prompt notice to the other Party (the "Indemnifying Party") of such claim, together with a reasonable description thereof. Failure to provide such notice shall not relieve a Party of any of its obligations hereunder except to the extent materially prejudiced thereby. With respect to any claim by a third Party against any Party to this Agreement which is subject to indemnification under this Agreement, the Indemnifying Party shall be afforded the opportunity, at its expense, to defend or settle the claim if it utilizes counsel reasonably satisfactory to the Indemnified Party, and promptly commences the defense of such claim and pursues such defense with diligence; provided, however, that the Indemnifying Party shall secure the consent of the Indemnified Party to any settlement, which consent shall not be unreasonably withheld. The Indemnified Party may participate in the defense of any claim at its expense, and until the Indemnifying Party has agreed to defend such claim, the Indemnified Party may file any motion, answer or other pleading or take such other action as it deems appropriate to protect its interests or those of the Indemnifying Party. If an Indemnifying Party does not elect to contest any third-party claim, the Indemnifying Party shall be bound by the results obtained with respect thereto by the Indemnified Party, including any settlement of such claim.

                                    ARTICLE 9
                              TERM AND TERMINATION

     9.1 Term and Termination. This Agreement will remain in effect during the Evaluation Period, after which it will terminate automatically, whether or not the Parties enter into the Mining Venture Agreement, unless it is sooner terminated pursuant to the provisions of this Article 9.

     9.2 Termination by PDUS. PDUS shall have the right to terminate, surrender and relinquish this Agreement at any time during the Evaluation Period by giving written notice to Silverado of such election. Any termination by PDUS pursuant to this Section 9.2 will be effective when such notice is effective as provided in Section 7.1 above. Upon termination of this Agreement pursuant to this
Section 9.2, PDUS shall have no further liability or obligations hereunder or with respect to the Property, except with respect to the obligations set forth in Sections 2.3(c), 2.6(a), 4.2, 4.8, 8.2, 9.4, 9.5 and 9.6, and in addition
PDUS shall leave the Property in at least four years good standing as to recorded assessment work, and SGM Ltd. and Silverado shall have no further liability or obligations hereunder, except with respect to the obligations set forth in Sections 4.5 and 8.1.

     9.3 Termination by Silverado In the event of a material default hereunder on the part of PDUS, Silverado shall give to PDUS written notice specifying the particular default or defaults asserted, and, in the case of a default other than with respect to the payment of money, PDUS shall have thirty days after the receipt of said notice (or in the event PDUS disputes the existence of such a material default, thirty days after the entry by a court of competent jurisdiction of a judgment finding such a default) within which either to cure such specified defaults, or to undertake to cure the same and diligently thereafter promptly to cure the same. In the event of such a cure by PDUS, this Agreement shall continue in full force and effect as though no default had occurred. In the event such curative action is not so completed or diligent efforts to cure such defaults are not undertaken within the applicable 30-day period and thereafter diligently pursued to completion, Silverado may elect to terminate this Agreement by notice to PDUS as provided in Section 7.1. In the case of a default by PDUS relating to the payment of any funds to Silverado, SGM Ltd., or any third party as required hereunder, PDUS shall have ten business days after receipt of notice of such default to rectify the same, failing which Silverado may elect to terminate this Agreement by written notice to PDUS as provided in Section 7.1. Upon termination of this Agreement pursuant to this
Section 9.2, PDUS shall have no further liability or obligations hereunder or with respect to the Property, except with respect to the obligations set forth in Sections 2.3(c), 2.6(a), 4.2, 4.8, 8.2, 9.4, 9.5 and 9.6, SGM Ltd. and
Silverado shall have no further liability or obligations hereunder, except with respect to the obligations set forth in Sections 4.5 and 8.1.

     9.4 Return of Data. As soon as practicable upon the termination of this Agreement, if the Parties have not entered into the Mining Venture Agreement, PDUS shall return to Silverado copies of all title, environmental, metallurgical, geological, geophysical, milling and other data furnished to PDUS by Silverado At such time, PDUS shall make available to Silverado for examination and copying all survey maps, drill hole logs, sample locations and assays developed by PDUS with respect to the Property during the term of this Agreement and not previously made available to Silverado; provided, however, that PDUS shall have no obligation to make any interpretive data developed by it or on its behalf available to Silverado PDUS makes no representation or warranty as to the accuracy, reliability or completeness of any such information made available to Silverado, and Silverado and SGM Ltd. shall rely on the same at their sole risk. Silverado and SGM Ltd. shall indemnify and hold PDUS harmless from and against any and all costs, liabilities, expenses (including reasonable attorneys' fees), claims or damages PDUS may incur as a result of any such reliance by Silverado, SGM Ltd. or any third party.

     9.5 Release. Upon termination of this Agreement, if the Parties have not entered into the Mining Venture Agreement, PDUS will, at the written request of Silverado, provide Silverado with a written release, in the nature of a quitclaim deed or similar document in recordable form, of its rights hereunder with respect to the Property.

     9.6 Surrender of Possession and Removal of Equipment. Upon termination of this Agreement, if the Parties have not entered into the Mining Venture
Agreement, PDUS shall surrender possession of the Property, subject to the condition that PDUS shall have the right at any time within one year (or such longer period as PDUS can demonstrate is reasonably necessary) after such surrender or termination of this Agreement to complete any reclamation obligations required of PDUS pursuant to Section 4.8 and remove all of its tools, equipment, machinery, supplies, fixtures, buildings, structures and other property erected or placed on such property by PDUS, excepting only timber, chutes and ladders in place for underground support and entry. Title to such property not removed within the time period set forth above shall, at the election of Silverado, pass to Silverado. Alternatively, at the end of the time period set forth above, Silverado may remove any such property from the Property and dispose of the same in a commercially reasonable manner, all at the expense of PDUS


                                   ARTICLE 10
                             AMENDMENT OR RELOCATION

     10.1 Amendment and Relocation of Unpatented Claims. Subject to Silverado's prior written approval (which shall not be unreasonably withheld), PDUS shall have the full, exclusive right, but not the obligation, to relocate (including the right to relocate Claims as unpatented mill sites) or amend any of the Claims, and to defend contests or adverse actions or suits and to negotiate settlement thereof with respect to any and all of the Claims, and Silverado shall cooperate with PDUS and shall execute any and all documents necessary or desirable in the opinion of PDUS to further such amendments, relocations, contests, adverse actions or suits, or settlement of such contests or adverse actions or suits. PDUS shall not be liable to Silverado or SGM Ltd. for the loss of any of the Claims as a result of such amendments, relocations, contests or adverse actions or suits, so long as the same are undertaken in good faith.

                                   ARTICLE 11
                        TITLE TO AFTER-ACQUIRED INTERESTS
                   AND RIGHTS TO ACQUIRE ADDITIONAL INTERESTS

     11.1 After-Acquired Property and Area of Mutual Interest. This Agreement applies and extends to any further or additional right, title, interest or estate heretofore or hereafter acquired by Silverado in or to the Property or any part thereof; and this Agreement will apply and extend to any further or additional right, title, interest or estate acquired by either Silverado or PDUS within the Area of Mutual Interest. In the event Silverado acquires such right, title, interest or estate, Silverado will formally submit the same to PDUS in an appropriate writing to the effect that the terms and conditions provided in this Agreement shall apply to and govern such interest.

     11.2 Preemptive Right. If Silverado intends to sell, lease, grant, assign, encumber, pledge or otherwise commit or dispose of ("Transfer") all or any part of its interest in any real property within the Silverado Adjacent Properties, it shall promptly notify PDUS of its intentions. The notice shall state the price and all other pertinent terms and conditions by which Silverado would agree to consummate the intended Transfer, and if such intended Transfer is the result of an offer from a third party, shall be accompanied by a copy of the offer or contract for sale. If the intended Transfer is based upon a third-party offer and if the consideration for the Transfer is, in whole or in part, other than monetary, the notice shall describe such consideration and its monetary equivalent (based upon the fair market value of the nonmonetary consideration and stated in terms of cash or currency). PDUS shall have 30 days from the date such notice is delivered to notify Silverado whether it elects to acquire the offered interest at the same price and on the same terms and conditions as set forth in the notice. If PDUS does so elect, the Transfer shall be consummated promptly after notice of such election is delivered to Silverado. If PDUS fails to so elect within the thirty-day period provided for above, Silverado shall have 90 days following the expiration of such period to consummate the Transfer to a third party at a price and on terms no less favorable than those offered by Silverado to PDUS in the required notice. If Silverado fails to consummate the Transfer to a third party within the ninety-day period set forth above, the preemptive right of PDUS in such offered interest shall be deemed to be revived. Any subsequent proposal to Transfer such interest shall be conducted in accordance with all of the procedures set forth in this Section 11.2.

     11.3 Exceptions to Preemptive Right. Section 11.2 shall not apply to any Transfer by Silverado of all or any part of any interest in real property within the Silverado Adjacent Properties to any Affiliate, except that this exception will no longer apply and the preemptive right set forth in Section 11.2 will be triggered in the event that the party to whom Silverado transfers such interest ceases being an Affiliate of Silverado.

     11.4 Acquisitions by PDUS Within the Silverado Adjacent Properties. If during the Evaluation Period PDUS acquires any interest in real property within the Silverado Adjacent Properties, such interest shall be deemed to be acquired on behalf of Silverado at no cost to

Silverado, and upon any such acquisition, PDUS shall immediately convey any such interest to Silverado by appropriate documentation in the nature of a quitclaim deed.


                                   ARTICLE 12
                           ENTIRE AGREEMENT/AMENDMENT

     12.1 Entire Agreement. This Agreement is the complete expression of all agreements, contracts, covenants, and promises between the Parties, and all negotiations, understandings, and agreements between the Parties are set forth in this Agreement, which solely and completely expresses their understanding, and shall be construed without reference to any such negotiations, understandings and agreements.

     12.2 No Implied Covenants. No implied term, covenant, condition or provision of any kind whatsoever shall affect any of the Parties' respective rights and obligations hereunder, including, without limitation, rights and obligations with respect to exploration, development, mining, processing and marketing of minerals, and the only terms, covenants, conditions or provisions which shall in any way affect any of their respective rights and obligations shall be those expressly set forth in this Agreement.

     12.3 Amendments. This Agreement may not be amended or modified, nor may any obligation hereunder be waived, except by writing duly executed on behalf of all Parties, and unless otherwise specifically provided in such writing, any amendment, modification, or waiver shall be effective only in the specific instance and for the purpose it is given.


                                   ARTICLE 13
                                  FORCE MAJEURE

     13.1 Effect of Occurrence. In the event PDUS is rendered unable, wholly or in part, by fore majeure applying to it, to timely achieve the Minimum Work Requirement during any Annual Period, or to carry out any of its obligations under this Agreement (other than the purchase of required amounts of Stock or the fulfillment of required obligations under the Leases), it is agreed that such obligations of PDUS, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period; that the various periods and terms provided for herein shall be extended for a period equivalent to such period of force majeure; and that such cause shall, so far as possible, be remedied with all reasonable dispatch. PDUS will promptly notify Silverado of the commencement and termination of any event of force majeure.

     13.2 Definition. The term "force majeure," as employed herein, shall mean acts of God, strikes, lockouts or other industrial disturbances, unavoidable accidents, uncontrollable delays in transportation, inability to obtain necessary materials in the open market, any state or federal laws, regulations or requirements (expressly including inability to obtain necessary governmental approvals, licenses and permits on terms reasonably acceptable to
PDUS), or other matters beyond the reasonable control of PDUS, whether similar to matters herein specifically enumerated or not; provided, however, that performance shall be resumed within a reasonable period of time after such cause has been removed; and provided further that PDUS shall not be required against its will to adjust any labor dispute or to question the validity of or to refrain from judicially testing the validity of any state or federal order, regulation or law.


                                   ARTICLE 14
                               GENERAL PROVISIONS

     14.1 Governing Law. This Agreement, and the rights and liabilities of the Parties hereunder, shall be governed by and construed in accordance with the laws of the State of Alaska, other than its rules as to conflicts of law.

     14.2 Parties in Interest; Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective Parties hereto and their successors and permitted assigns, whether hereinabove so expressed or not. The rights, powers, privileges, and interests hereunder shall not be assignable by either Party, except to affiliates or subsidiaries, or as otherwise specifically provided for herein, without the prior written consent of the non-assigning Party, which consent shall not be unreasonably withheld; provided that any affiliate or subsidiary or third party to whom any rights, powers, privileges or interests hereunder are assigned shall agree in writing to be bound by all the terms and conditions of this Agreement.

     14.3 Other Business Opportunities. This Agreement is, and the rights and obligations of the Parties are, strictly limited to the matters set forth herein. Subject to the provisions of Article 11 relating to after-acquired title, the Parties shall have the free and unrestricted right to independently engage in and receive the full benefits of any and all business ventures of any sort whatever, whether or not competitive with the matters contemplated hereby without consulting the other or inviting or allowing the other to participate therein.

     14.4 Confidentiality. Except as set forth in Section 14.6, the Parties hereto agree to treat all data, reports, records and other information developed under this Agreement and applicable to the property as confidential, and unless any Party is required by any law, rule, regulation, or order, to disclose any of such information, information shall not be disclosed to any person other than consultants, contractors, or potential investors or assignees, without prior written agreement of both Parties, which will not be unreasonably withheld.

     14.5 Memorandum for Recording. Simultaneous with the execution of this Agreement, the Parties agree to execute for recording purposes a written Short Form of Exploration and Development Agreement, in the form attached hereto as Exhibit H, setting forth the basic terms and conditions of this Agreement as necessitated by Alaska law.

     14.6 Public Announcements. Disclosure of information relating to this Agreement or the Property may be made by either Party if such information is required to be disclosed to any federal, state or local government or appropriate agencies and departments thereof or if such information is required by law, stock exchange rule or regulation to be publicly announced. Otherwise, public announcements or reports by Silverado or SGM Ltd., of information relating to this Agreement or the Property shall be made only on the basis of agreed texts upon the prior written consent of PDUS, which consent shall not be unreasonably withheld. Each of Silverado and SGM Ltd., accordingly agrees that it will, not less than forty-eight hours in advance of making public any information referred to in the preceding sentence, give PDUS written notice of the text of the proposed report and provide PDUS with the opportunity to object to the form and content thereof before the same is issued. The non-disclosing Party shall respond within forty-eight hours of receipt of such notice, or its silence will constitute a waiver of objection to the terms of the proposed text.

     14.7 Waiver Amendment. Any of the terms or conditions of this Agreement may be waived at any time by the Party which is entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving Party to require observance, performance, or satisfaction of any other term or condition hereof. Any of the terms of provisions of this Agreement may be amended or modified at any time by agreement in writing.

     14.8 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument or agreement contemplated hereby shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any such other instrument or agreement.

     14.9 Time of the Essence. Time is of the essence of this Agreement.

     14.10 Attorneys' Fees. In the event of any controversy, claim, or dispute between the Parties hereto, arising out of or relating to this Agreement or the breach thereof, the prevailing Party shall be entitled to recover from the losing Party reasonable expenses, attorneys' fees, and costs.

     14.11 Further Documents. At the request of either Party, the Parties shall execute and deliver any further instruments, agreements, documents or other papers reasonably requested by either Party to effect the purposes of this Agreement and the transactions contemplated hereby.

     14.12 Dispute Resolution. The Parties hereby agree that any dispute arising under this Agreement shall be subject to the informal dispute resolution procedure set forth in this Section 14.12. The Party asserting the existence of a dispute as to the interpretation of any provision of this Agreement or the performance by the other Party of any of its obligations hereunder shall notify the other Party of the nature of the asserted dispute. Within seven business days of receipt of such notice, the Land/Legal Manager of PDUS and the CEO of Silverado shall arrange for a personal or telephone conference in which they use good faith efforts to resolve such dispute. If those individuals are unable to resolve the dispute, they shall jointly prepare and, within seven business days after their conference, circulate to the Vice President of Exploration and the Chairman of Silverado a memorandum outlining in reasonable detail the nature of the dispute. Within five business days after receipt of that memorandum, the individuals to whom that memorandum was addressed shall arrange for a personal or telephone conference in which they attempt to resolve such dispute. If those individuals are unable to resolve the dispute, either Party may proceed with any legal remedy available to it; provided, however, that the Parties agree that any statement made as to the subject matter of the dispute in any of the conferences referred to in this Section 14.12 shall not be used in any legal proceeding against the Party that made such statement.

     14.13   Counterparts.   This   Agreement   may  be   executed  in  multiple
counterparts, and all such counterparts taken together shall be deemed to constitute one and the same document.

     IN WITNESS WHEREOF, the Parties hereto have caused this Exploration and Development Agreement to be duly executed, delivered, and effective from the date first above written.

                                   Placer Dome U.S. Inc.,
                                   a California corporation


                                   By
                                   ---------------------------------------------

                                   ---------------------------------------------
                                                                          (name)
                                   ---------------------------------------------
                                                                         (title)


                                   Silverado Gold Mines Inc.,
                                   an Alaska corporation


                                   By
                                   ---------------------------------------------

                                   ---------------------------------------------
                                                                          (name)
                                   ---------------------------------------------
                                                                         (title)


                                   Silverado Gold Mines Ltd., a company
                                   incorporated under the laws of the Province of British Columbia, Canada


                                   By
                                   ---------------------------------------------

                                   ---------------------------------------------
                                                                          (name)
                                   ---------------------------------------------
                                                                         (title)